INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-53216 of Fidelity Bankshares, Inc. and subsidiaries and in the Amended Application on Form AC for Fidelity Bankshares, MHC of our report dated February 9, 2001, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

West Palm Beach, Florida
March 15, 2001